As filed with the Securities & Exchange Commission on July 15, 1999
                                                      Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           _________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                           _________________________

                          ONLINE SYSTEM SERVICES, INC.
               (Exact name of issuer as specified in its charter)


          Colorado                                      84-1293864
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)


                         1800 Glenarm Place, Suite 700
                             Denver, Colorado 80202
                                 (303) 296-9200
         (Address and telephone number of principal executive offices)
                           _________________________

                                R. Steven Adams
                          Online System Services, Inc.
                         1800 Glenarm Place, Suite 700
                             Denver, Colorado 80202
                                 (303) 296-9200
           (Name, address and telephone number of agent for service)

                                    Copy to:
                               Lindley S. Branson
                              Scott A. Hendrickson
                   Gray, Plant, Mooty, Mooty & Bennett, P.A.
                             33 South Sixth Street
                                3400 City Center
                          Minneapolis, Minnesota 55402
                                 (612) 343-2800
                           _________________________

                        CALCULATION OF REGISTRATION FEE

Title of each class   Amount to be   Proposed maximum        Proposed maximum            Amount of
of securities to be    registered    offering price per   aggregate offering price    registration fee*
    registered                             unit
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, no        2,800,000         $14.75                $41,300,000              $11,481.40
 par value

_______________________________
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of Regulation C based upon the price of $14.75, which represents the last sale reported for such stock in the NASDAQ Small Cap Market on July 13, 1999.

                                    PART II
                    INCORPORATION OF DOCUMENTS BY REFERENCE

          We filed a registration statement on Form S-8 (File No. 333-13983) with the SEC on October 11, 1996 covering the registration of 700,000 shares initially authorized for issuance under the Online System Services, Inc. 1995 Stock Option Plan (the "1995 Plan"). The contents of this prior registration statement are incorporated herein by reference.

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. The following documents, which have been filed by us with the SEC pursuant to the Securities and Exchange Act of 1934 (File No. 0-28462), are incorporated by reference in this registration statement:

          (i) Our annual report on Form 10-KSB for the fiscal year ended December 31, 1998;

          (ii)     Our report on Form 8-K, as amended, dated January 11, 1999;

          (iii) Our quarterly report on Form 10-QSB for the quarter ending March 31, 1999;

          (iv) The description of our common stock contained in our registration statement in Form 8-A, as amended, declared effective by the SEC as of May 23, 1996.

          All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.


                                    EXHIBITS

           4.1      Specimen form of OSS' Common Stock certificate (2)
           4.2      Form of Warrant Agreement dated May 23, 1996 between
                    Corporate Stock Transfer and OSS, including form of Warrant
                    (2)
           4.3      Stock Option Plan of 1995 (1)
           4.4      Form of Incentive Stock Option Agreement for Stock Option
                    Plan of 1995 (1)
           4.5      Form of Nonstatutory Stock Option Agreement for Stock Option
                    Plan of 1995 (1)
           4.6      Form of Warrant issued in connection with Sale-Leaseback of
                    Equipment (1)
           4.7      Form of Warrant issued in 1996 to private investors (1)
           4.8      Specimen of Warrant Certificate--See Exhibit A filed with
                    Exhibit 4.2
           4.9      Form of Warrant Agreement issued in 1997 and 1998 to private investors (3)
          4.10      Form of Warrant Agreement issued in connection with issuance of Series A Preferred Stock (4)
          4.11      Form of Warrant Agreement issued in connection with issuance of Series C Preferred Stock (5)
           5.1      Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.*
          23.1      Consent of Arthur Andersen LLP*
          23.2      Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A. (see
                    Exhibit 5.1 to this Registration Statement)*
          24        Power of Attorney (see signature page)*
-----------------------------
*       Filed herewith.
(1) Filed with the initial Registration Statement on Form SB-2, filed April 5, 1996, Commission File No. 333-3282-D.
(2) Filed with Amendment No. 1 to the Registration Statement on Form SB-2, filed May 3,1996, Commission File No. 333-3282-D.

(3) Filed with the Form 10-KSB Annual Report for the year ended December 31, 1997, Commission File No. 0-28462.
(4) Filed with the Registration Statement on Form S-3, filed December 22, 1998, Commission File No. 333-69477.
(5) Filed with the Form 10-KSB Annual Report for the year ended December 31, 1998, Commission File No. 0-28462.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 15, 1999.

                              ONLINE SYSTEM SERVICES, INC.


                              By  /s/ R. Steven Adams
                                ---------------------
                                       R. Steven Adams, President and
                                       Chief Executive Officer

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Steven Adams and William R. Cullen, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full powers and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below on the 15th day of July, 1999, by the following persons in the capacities indicated:

 /s/ R. Steven Adams
--------------------
R. Steven Adams,
(President, Chief Executive Officer and a Director)

/s/ William R. Cullen
---------------------
William R. Cullen
(Chief Financial Officer and a Director)

/s/ Stuart J. Lucko
-------------------
Stuart J. Lucko
(Controller)


-------------------
Robert J. Lewis
(Director)

  /s/ Richard C. Jennewine
--------------------------
Richard C. Jennewine
(Director)

                               INDEX TO EXHIBITS

     4.1     Specimen form of OSS' Common Stock certificate (2)
     4.2     Form of Warrant Agreement dated May 23, 1996 between Corporate
             Stock Transfer and OSS, including form of Warrant (2)
     4.3     Stock Option Plan of 1995 (1)
     4.4     Form of Incentive Stock Option Agreement for Stock Option Plan of
             1995 (1)
     4.5     Form of Nonstatutory Stock Option Agreement for Stock Option Plan
             of 1995 (1)
     4.6     Form of Warrant issued in connection with Sale-Leaseback of
             Equipment (1)
     4.7     Form of Warrant issued in 1996 to private investors (1)
     4.8     Specimen of Warrant Certificate--See Exhibit A filed with Exhibit
             4.2
     4.9     Form of Warrant Agreement issued in 1997 and 1998 to private investors (3)
    4.10     Form of Warrant Agreement issued in connection with issuance of
             Series A Preferred Stock (4)
    4.11     Form of Warrant Agreement issued in connection with issuance of
             Series C Preferred Stock (5)
     5.1     Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.*
    23.1     Consent of Arthur Andersen LLP*
    23.2     Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A. (see Exhibit
             5.1 to this Registration Statement)*
    24       Power of Attorney (see signature page)*
-----------------------------
*      Filed herewith.
(1) Filed with the initial Registration Statement on Form SB-2, filed April 5, 1996, Commission File No. 333-3282-D.
(2) Filed with Amendment No. 1 to the Registration Statement on Form SB-2, filed May 3,1996, Commission File No. 333-3282-D.
(3) Filed with the Form 10-KSB Annual Report for the year ended December 31, 1997, Commission File No. 0-28462.
(4) Filed with the Registration Statement on Form S-3, filed December 22, 1998, Commission File No. 333-69477.
(5) Filed with the Form 10-KSB Annual Report for the year ended December 31, 1998, Commission File No. 0-28462.